Exhibit 10.7

                          MFA MORTGAGE INESTMENTS, INC.
                       SENIOR OFFICERS DEFERRED BONUS PLAN
                    (as adopted effective December 19, 2002)

1. Purpose

      The Corporation has adopted this Plan to assist its Senior Officers with their individual tax and financial planning and to permit the Corporation to remain competitive in attracting, retaining and motivating key employees. The Plan permits eligible employees to defer the receipt of annual cash bonuses which they may be entitled to receive from the Corporation. This Plan is intended to be an unfunded arrangement maintained by the Corporation which is designed align the interests of Participants more closely with the interests of the other stockholders of the Corporation.

2. Effective Date; Transition

      (a) This Plan shall become effective on the Effective Date.

3. Definitions

      In this Plan, the following definitions shall apply:

            "Account" - the account maintained by the Corporation for Deferred Stock Units credited in accordance with under Section 6 of the Plan.

            "Administrator" - the person, persons or entity appointed from time to time by the Board of Directors of the Corporation to manage and administer the Plan.

            "Bonus Compensation" - the annual cash payable to a Senior Officer through discretionary bonus awards granted, as determined by the Compensation Committee of the Board of Directors of the Corporation.

            "Common Stock" - the Corporation's common stock, $0.01 par value per share.

            "Corporation" - MFA Mortgage Investments, Inc., a Maryland corporation, and its successors.

            "Deferral Period" - the five-year period, if so elected, during which Compensation for a particular year is to be deferred. At the conclusion of the Deferral Period, such deferred Compensation will be paid out in a lump sum or, if so elected, in a specified number of annual installments not to exceed five years. Payment(s) will commence, or be made in a lump sum, no earlier than January 15 of the year first following the five-year anniversary of the applicable election date. For example, if during 2002 a Participant elects the Deferral Period (i.e., 5 years) for Compensation deferred in 2003, the payment(s) shall be made/commence on or about January 15, 2008.

            "Deferred Stock Unit" - a credit to a Participant's Account under
Section 6(c) that represents the right to receive a cash payment equal to the Fair Market Value of one Share on settlement of the Account.

            "Effective Date" - December 19, 2002, the date the Plan was adopted.

            "Fair Market Value" - for any date, the average of the high and low sales prices for shares Shares of the Corporation's Ccommon Sstock, par value, $0.01 per share, as reported by the New York Stock Exchange or such other relevant exchange on which the Corporation's Common Stock is traded.

            "Participant" - each Senior Officer who elects to defer a percentage of Bonus Compensation under the Plan.

            "Plan" - the MFA Mortgage Investments, Inc. Senior Officer Deferred Bonus Plan, as it may be amended from time to time.

            "Senior Officer" - any officer identified by the Corporation as an insider for purposes of Section 16 of the Securities Exchange Act of 1934

            "Share" - a share of Common Stock of the Corporation.


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4. Administration

      Subject to the oversight of the Board, the Administrator shall have authority to administer the Plan, including conclusive authority to construe and interpret the Plan, to establish rules, policies, procedures, forms, notices for use in carrying out the Plan and to make all other determinations necessary or desirable for administration of the Plan.

      Subject to the oversight of the Board, the Administrator shall have authority to administer the Plan, including conclusive authority to construe and interpret the Plan, to establish rules, policies, procedures, forms and notices for use in carrying out the Plan, and to make all other determinations necessary or desirable for administration of the Plan. The Administrator may delegate some or all of its functions to another person(s) as it may deem appropriate.

5. Election to Defer Compensation

      (a) Amount of Deferral. A Senior Officer may elect to defer a percentage of Bonus Compensation, up to 100%, otherwise thereafter payable to such Senior Officer.

      (b) Manner of Electing Deferral. An election to defer Bonus Compensation shall be made by giving written notice to the Administrator in the form approved by the Administrator. Such notice shall include, without limitation;

            (1)   the percentage of Bonus Compensation to be deferred and

            (2) if applicable, an election for the Account to be settled following a five-year Deferral Period; and

            (3) an election for the Account to be settled in either a lump-sum payment or in a specified number of annual installments (not to exceed five).

      (c) Time of Election; Effectiveness; Change of Election.

            (1) An election to defer Bonus Compensation shall be made by a Senior Officer at, or prior to, the right to receive any Bonus Compensation for Employment.

            (2) An election shall continue in effect until the end of the calendar year for which an election to participate in the Plan was made. Senior Officer ceases to be an employee of the Corporation or until the effectiveness of a change in the Senior Officer's deferral election, as provided in clause (3) below, whichever occurs first.

            (3) A Senior Officer may change a deferral election annually by making different elections on the Annual Participant Election Form provided by the Administrator; by giving written notice to the Administrator, provided that any such changes shall only be effective prospectively for subsequent calendar years commencing at or after the time of such notice.

6. Deferred Bonus Compensation Account

      (a) Establishment of Account. The Corporation will maintain an Account(s) for each Participant for each year in which they elect to participate in the Plan, which will reflect the Bonus Compensation deferred by such Participant for a given calendar year. Accounts under this Plan shall be unfunded and shall represent only an unsecured claim against the general assets of the Corporation.

      (b) Deferred Stock Units. For any given calendar year, As Participant may only elect to defer a whole percentage, up to 100%, of Bonus Compensation earned by such Participant in the form of Deferred Stock Units. The number of Deferred Stock Units credited to the Participant's Account, at the time such Bonus Compensation would otherwise have been payable absent the election to defer, will be equal to (i) the otherwise payable amount divided by (ii) the Fair Market Value of a Share on the last trading day preceding the credit date. In addition, on each date on which a cash dividend is payable on the Shares, the Participant's Account shall be credited with a number of Deferred Stock Units equal to (i) the per Share cash dividend times the number of Deferred Stock Units then credited to the Account, divided by (ii) the Fair Market Value of a Share on the last trading day preceding the dividend payment date. Accounts shall be credited with fractional Deferred Stock Units, rounded to the third decimal place.


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      (c) Adjustments. In case of a stock split, stock dividend, or other relevant change in capitalization of the Corporation, the number of Deferred Stock Units credited to a Participant's Account shall be adjusted in such manner as the Administrator deems appropriate.

7. Valuation

      The value of an Account as of any date on which a settlement payment is to be made under Section 8 shall be the amount equal to the number of Deferred Stock Units then credited to the Participant's Account times the Fair Market Value of a Share on the last trading day preceding the payment date.

8. Settlement

      (a)The Account shall be distributed or commence distribution to a Participant on the earlier of (i) the year first following the year in which service as a Senior Officer terminates or (ii) with respect to any particular Account, the year first following the year in which the five-year Deferral Period elected by such Participant for such Account expires. no earlier than January 15 of the year following the year in which such Notwithstanding the foregoing, no payments may commence with respect to any Account any later than the year first following the Participant's 72nd birthday, or such other date as may be approved by the Administrator. To the extent that an Account is to be distributed to a Participant in accordance with this Section 8, such distribution shall occur on or about, but no earlier than January 15 of the applicable distribution year. Participant is no longer a Senior Officer of the Corporation, nor any later than the 72nd birthday, or such other date as may be approved by the Administrator.

      (b) Lump Sum. If a Participant elects lump sum settlement, an amount of cash equal to the value of the Account determined in accordance with Section 7 shall be paid to the Participant in accordance with Section 8(a).

      (c) Installment Payments. If a Participant elects settlement in installments, an amount of cash, determined as hereafter provided, shall be paid to the Participant in accordance with Section 8(a) in on or about January 15 of each year of the installment payment period elected. The amount of each installment shall be equal to (i) the value of the Account as of the payment date for such installment, determined in accordance with Section 7, divided by
(ii) the number of unpaid installments. Each installment payment shall be debited to the Deferred Stock Units in a Participant's Account.

      (d) Payment on Death. Notwithstanding a Participant's settlement election, in the event of a Participant's death an amount of cash equal to the remaining value of the Account determined as provided in Section 7 shall be paid in a single payment to the Participant's estate as soon as practicable.

      (e) No early withdrawal. No withdrawal may be made from a Participant's Account except as provided in this Section 8.

      (f) Cash settlement only. Settlement of an Account under this Plan shall be made only in cash, via wire transfer or check in U.S. dollars.

9. Non-Assignability

      The right of a Participant to receive any unpaid portion of the Participant's Account may not be assigned or transferred except by will or the laws of descent and distribution and may not be pledged or encumbered or be subject to attachment, execution, or levy of any kind.

10. Amendment and Termination

      This Plan may be amended, modified or terminated by the Board at any time, provided that no such amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts accrued in the Participant's Account.


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11. Governing Law

      This Plan and all actions taken under it shall be governed by the laws of the State of New York, without reference to conflict of law principles.

12. Severability

      If any provision of this Plan shall be deemed illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable.

13. Compliance

      The Administrator is authorized to take such steps as may be necessary including, without limitation, delaying effectiveness of a Participant's election or delaying settlement of an Account, in order to ensure that this Plan and all actions taken under it comply with any law, regulation, or listing requirement which the Administrator deems applicable or desirable, including the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

14. Withholding

      If the Corporation concludes that any tax is owing with respect to any deferral of income or payment hereunder, the Corporation shall withhold such amounts from any payments due the Participant, or otherwise make appropriate arrangements with the Participant for satisfaction of such obligation.

15. No Right to Continued Service

      Nothing in the Plan shall confer on any individual any right to continue in the service of the Corporation or interfere in any way with the right of the Corporation to terminate a Participant's service at any time.


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